UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2023
AgileThought, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39157	87-2302509
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 W. Las Colinas Blvd. Suite 1650E, Irving, Texas	(971) 501-1140	75039
(Address of Principal Executive Offices)	(Registrant's telephone number, including area code)	(Zip Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	AGIL	NASDAQ Capital Market
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	AGILW	NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

As previously disclosed, AgileThought, Inc. (the “Company”) entered into that certain Credit Agreement, dated as of November 22, 2021 (as amended to date, the “Credit Agreement”), by and among the Company and the other loan parties thereto, the lenders therein, GLAS AMERICAS LLC, as collateral agent, and GLAS USA LLC, as administrative agent. Under the terms of the Credit Agreement, all loans and other obligations due to any Tranche B-1 Lender and Tranche B-2 Lender thereunder automatically converted into common stock of the Company on June 15, 2023 at a conversion price equal to $4.64 per share. As a result thereof, on June 15, 2023, the Company issued 861,941 shares of Common Stock to the Tranche B-1 Lenders under the Credit Agreement and 1,301,471 shares of Common Stock to the Tranche B-2 Lenders under the Credit Agreement, each at a price of $4.64 per share in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2023

AGILETHOUGHT, INC.

By:	/s/ Amit Singh
Amit Singh
Chief Financial Officer